UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2022

Black Hills Corporation
(Exact name of registrant as specified in its charter)

South Dakota
(State or other jurisdiction of incorporation)

001-31303
(Commission File Number)

46-0458824
(IRS Employer Identification No.)

7001 Mount Rushmore Road
Rapid City, South Dakota 57702
(Address of principal executive offices)

(605) 721-1700
(Registrants telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-e(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of $1.00 par value	BKH	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2022, the Company announced that Richard W. Kinzley, Senior Vice President and Chief Financial Officer, will retire from the Company in mid-2023. He has served as the Company’s Principal Financial Officer and Principal Accounting Officer since January 2015. Mr. Kinzley will continue to serve as Senior Vice President and Chief Financial Officer until March 31, 2023, and from April 1 until his retirement in mid-2023 Mr. Kinzley will continue with the Company as Senior Vice President to provide for a reasonable transition period.

The Company also announced that the Board of Directors appointed Kimberly F. Nooney as the Senior Vice President, Chief Financial Officer and Treasurer effective April 1, 2023. Ms. Nooney, age 51, has 26 years of service with the Company serving in roles of increasing responsibility in the finance, accounting, and corporate strategy and development areas. She has served as the Company’s Vice President, Treasurer and Corporate Controller since June 2018 and Vice President and Treasurer from January 2015 to June 2018.

Ms. Nooney’s base salary will be $440,000, her target percentage under the Company’s Short-Term Incentive Plan will be 60% of base salary and her target under the Company’s Long-Term Incentive Plan will be $600,000.

The press release is attached as Exhibit 99 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99	Press release dated October 27, 2022

104	Cover Page Interactive Data File (formatted as the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Brian G. Iverson
Brian G. Iverson
Senior Vice President

Date: October 27, 2022